SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 15, 2002

MILE MARKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-26150	11-2128469

(Commission File Number)	(IRS Employer Identification Number)

1450 S.W. 13th Court, Pompano Beach, Florida 33069

(Address of principal executive offices)

Registrant’s telephone number, including area code : (954) 782-0604

No Change

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     None

Item 2. Acquisition or Disposition of Assets

     None

Item 3. Bankruptcy or Receivership

     None

Item 4. Changes in Registrant’s Certifying Accountant

     None

Item 5. Other Events

     On May 13, 2002, the Board of Directors of Mile Marker International, Inc. (the “Registrant”) authorized the repurchase of up to 300,000 of the Registrant’s common shares in the open market for a total cost not to exceed $235,000. The Registrant already has repurchased 200,000 of its shares during 2002 for $127,000 in two private transactions because the Company believes that the market price of its shares are undervalued relative to the Company’s trailing twelve month earnings per share of $0.15. The Registrant currently has 10,484,357 common shares outstanding.

Item 6. Resignations of Registrant’s Directors

     None

Item 7. Financial Statements and Exhibits

     None

Item 8. Change in Fiscal Year

     None

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILE MARKER INTERNATIONAL, INC. (Registrant)

Dated: May 15, 2002	By: /s/ Richard E. Aho

Richard E. Aho, President

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